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                                                                EXHIBIT 10.2.3

                   FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


     This First Amendment to Employment Agreement is made and entered into as of the 1st day of June, 1999, by and between Bram Goldsmith ("Goldsmith") on the one hand, and City National Corporation, a Delaware corporation ("CNC") and City National Bank, a national banking association ("CNB"), with reference to the following:

     A. Goldsmith, CNC and CNB are parties to that certain Employment Agreement ("Agreement") dated as of March 18,1998.

     B. Goldsmith, CNC and CNB wish to amend the Agreement, to insure that Goldsmith's maximum compensation, with respect to any one fiscal year of CNB and CNC, shall not exceed $925,000.

     NOW, THEREFORE, Goldsmith, CNC and CNB hereby agree as follows:

     (1) The period following the first sentence of Section 5, "INCENTIVE BONUS", of the Agreement shall be deleted and the following shall be added following the word "Committee":

          ", but in no event shall the total amount paid to Mr. Goldsmith pursuant to Sections 4 and 5 of this Agreement with respect to any one fiscal year of CNC and CNB exceed $925,000. The parties hereto recognize that incentive bonuses paid by CNB for services rendered during a fiscal year are generally paid during the first quarter of the fiscal year following the fiscal year in which such services were performed. In such event, the annual compensation paid to Goldsmith with respect to each fiscal year pursuant to
Section 4 of the Agreement, will be added to the incentive bonus paid in the



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following fiscal year, for purposes of calculating whether the $925,000 limit has been reached."

     (2) Section 6, "LIFE INSURANCE", of the Agreement shall be deleted and replaced by the following:

          "6. LIFE INSURANCE. CNB has previously provided Goldsmith with a whole life insurance policy on the joint lives of Goldsmith and Mrs. Elaine Goldsmith in an insured amount of Seven Million Dollars ($7,000,000) (the "Joint Policy"). The Joint Policy is owned by the Goldsmith 1980 Life Insurance Trust ("Trust"). The Joint Policy, or the proceeds thereof, and possession of the Joint Policy and all rights therein, including the right to designate the beneficiary, shall be vested completely in the Trust; provided however, that CNB shall be entitled to receive from the proceeds of such Joint Policy a sum equal to the aggregate amount of premiums, without interest, paid by CNB on account of said Joint Policy pursuant to the terms of the Split Dollar Life Insurance Agreement, as amended, and Collateral Assignment of Policy attached hereto and marked as Exhibit A.

          Furthermore, pursuant to the Seventh Amendment to the Split Dollar Life Insurance Agreement, CNB shall pay an annual premium for the Joint Policy for each year while either Goldsmith or Mrs. Elaine Goldsmith is then living, in an amount equal to the greater of Sixty Thousand Dollars ($60,000) or an amount necessary to maintain a then current death benefit for the Joint Policy of Seven Million Dollars ($7,000,000), whichever amount is greater. CNB hereby acknowledges that, as of the date of this Amendment to the Employment Agreement, CNB has paid premiums with respect to the Joint Policy, including premiums paid for the Connecticut General Policy and subsequently applied to the Joint Policy, totaling Six Hundred Thousand Eight Hundred Forty-Two Dollars ($600,842)."


                                      -2-
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     Except as otherwise set forth, the Agreement remains in full force and effect in accordance to its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first set forth above.

CITY NATIONAL CORPORATION


By: /s/ Richard H. Sheehan, Jr.                  /s/ Bram Goldsmith
    ------------------------------               ------------------------------
    RICHARD H. SHEEHAN, JR.                      BRAM GOLDSMITH
    Senior Vice President and General Counsel

CITY NATIONAL BANK


By: /s/ Richard H. Sheehan, Jr.
    ------------------------------
    RICHARD H. SHEEHAN, JR.
    Senior Vice President and General Counsel


                                      -3-

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          SEVENTH AMENDMENT TO SPLIT DOLLAR LIFE INSURANCE AGREEMENT
                          COLLATERAL ASSIGNMENT PLAN


     This Seventh Amendment to Split Dollar Life Insurance Agreement Collateral Assignment Plan is made and entered into as of the 1st day of June, 1999 by and between The Goldsmith 1980 Insurance Trust (the "Trust") and City National Bank, a national banking association ("CNB") with reference to the following:

     A. The Trust and CNB are parties to that certain Split Dollar Life Insurance Agreement Collateral Assignment Plan dated as of June 15, 1980 as amended to date (the "Agreement"), by which the Trust granted CNB certain rights with respect to a personal life insurance policy owned by the Trust insuring the life of Bram Goldsmith.

     B. Pursuant to the Third Amendment to the Agreement, dated as of December 19, 1990, the Trust and CNB agreed to replace the insurance policy then in effect, issued by Connecticut General Life Insurance Company (the "Connecticut General Policy"), with a policy insuring the joint lives of Bram Goldsmith and Elaine Goldsmith issued by Transamerica Occidental Life Insurance Co. (the "Joint Policy"), by surrendering the Connecticut General Policy to the insurer and applying the cash surrender value therefrom to the premium paid for the Joint Policy. The Third Amendment to the Agreement further provided that any premium for the Joint Policy in excess of the cash surrender value of the Connecticut General Policy would be paid by the Trust, provided that CNB could pay such premiums if the Trust failed to do so.

     C. As of the date of this Seventh Amendment, CNB has paid premiums with respect to the Joint Policy, including premiums paid for the Connecticut General Policy and subsequently applied to the Joint Policy, totaling $600,842.



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     D.  The Trust and CNB wish to further amend the Agreement to insure that effective as of the date of the Seventh Amendment, CNB shall be obligated to pay additional annual premiums for the Joint Policy in an amount equal to the greater of Sixty Thousand Dollars ($60,000) each year of the amount of premium required each year to maintain a death benefit on the Joint Policy of Seven Million Dollars ($7,000,000) for as long as either Bram Goldsmith or Elaine Goldsmith is then living.

     NOW, THEREFORE, CNB and the Trust hereby agree as follows:

     The second sentence of Section 1. of the Third Amendment to the Agreement which begins with the words "Any premium" and ends with the words "sole discretion" is hereby deleted and the following language is hereby inserted in its place:

     "Effective June 1, 1999, CNB shall pay an annual premium for the Joint Policy for each year while either Bram Goldsmith or Elaine Goldsmith is then living, in an amount equal to the greater of Sixty Thousand Dollars ($60,000) or an amount necessary to maintain a then current death benefit for the Joint Policy of Seven Million Dollars ($7,000,000), whichever amount is greater. The Trust and CNB hereby acknowledge that as of the date of this Seventh Amendment, CNB has paid premiums with respect to the Joint Policy, including premiums paid for the Connecticut General Policy and subsequently applied to the Joint Policy, totaling Six Hundred Thousand Eight Hundred Forty-Two Dollars ($600,842)."

     Except as otherwise set forth above, the Agreement, as amended to date, remains in full force and effect according to its terms.


                                      -2-

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     IN WITNESS WHEREOF, the parties hereto have executed this Seventh
Amendment as of the date and year first set forth above.

CITY NATIONAL BANK                      THE GOLDSMITH 1980 INSURANCE TRUST
a national banking association


By: /s/ Richard H. Sheehan, Jr.         By: /s/ Bruce Leigh Goldsmith, Trustee
    ----------------------------------      ----------------------------------
    RICHARD H. SHEEHAN, JR.                 BRUCE LEIGH GOLDSMITH, TRUSTEE
    SENIOR VICE PRESIDENT AND GENERAL
    COUNSEL

                                        By: /s/ Russell Goldsmith, Trustee
                                            ----------------------------------
                                            RUSSELL GOLDSMITH, TRUSTEE


                                        By: CITY NATIONAL BANK,
                                            a national banking association, as
                                            Trustee

                                        By: /s/ Vergel V. Tan
                                            ----------------------------------

                                        Its:    Vice President
                                            ----------------------------------


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